EXHIBIT 4.2


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

                             Subscription Agreement

                           Guitron International Inc.

                                  Common Stock

      1. Subscription. The undersigned hereby applies to purchase the number of shares stated below of the common stock, $.001 par value of Guitron International, Inc. (the "Company"). This purchase is being made in accordance with the terms and conditions of the Company's prospectus, dated ___________, 2000, (the "Prospectus") in accordance with which the shares have been offered to the undersigned. This subscription may be accepted or rejected in whole or in part by the Company. The Company has the right, exercisable in its sole and absolute discretion, to accept subscriptions in whole or in part, as it may determine.

      2. Representations by Undersigned. The undersigned represents and warrants the following to be true and correct:

            (a) the undersigned has received and carefully read the Prospectus.

            (b) the undersigned acknowledges and understands that no U.S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the shares;

            (c) the undersigned recognizes that an acquisition of the Company's shares involves a high degree of risk;

            (d) if an individual, the undersigned is 21 years of age or over and is a bona fide resident of the state or province set forth in the residence address which such individual has set forth below; and

            (e) all of the representations of the undersigned herein are true and accurate, and the Company and the officers and directors of the Company will and may, without further investigation, rely on such representations.

      3. Payment of Subscription. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by money order, certified, bank or cashier's check, payable to "Continental Stock Transfer, Escrow Agent for Guitron International Inc." The undersigned hereby authorizes and directs the officers of the Company to pay the funds delivered herewith to Continental Stock Transfer and Trust Company, to the extent that the undersigned's subscription has been accepted.


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      The undersigned  recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned promptly without interest or deduction.

      4. Continuing Accuracy of Representations. The undersigned agrees to notify the Company immediately if any of the statements described above made herein shall become untrue. Until such notification is given, the Company will be entitled to rely on the accuracy of the information set forth herein.

      5. Ownership. The undersigned's interest will be owned and should by shown on the Company's records as follows:

________________________________________________________________________________

________________________________________________________________________________

      6. Subscription Quantity. The undersigned does hereby subscribe for __________________________________ shares of the Company's common stock at a price of $1.00 per Share, for a total subscription price of $ _______________________________ , which amount is enclosed herewith.

      IN WITNESS WHEREOF, the undersigned has executed this subscription agreement, the day of , 2001.

----------------------------------          ----------------------------------
Name of Subscriber                          Social Security or Tax I.D. Number

----------------------------------          ----------------------------------
Name of Additional                          Social Security or Tax I.D.
Subscriber                                  Number of Additional Subscriber
(if more than one)

----------------------------------          ----------------------------------
Residence Address                           Mailing Address (if different from
                                            Residence Address)


----------------------------------          ----------------------------------


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

City and State  Zip Code                    City and State  Zip Code

----------------------------------           ---------------------------------
Home Telephone Number                       Business Telephone Number and Area
                                            Code and Area Code

Form of Ownership:

(Circle One)


Individual    JTROS      Tenants    Custodian  Trustee   Corporation      Partnership
Ownership     (all       in Common                       (authorized      (authorized
              parties    (both                           signature        signature
              must sign) parties                         and corporate    and
                         must sign)                      authorization    partnership
                                                         required)        authorization
                                                                          required)

Authorized Signature of                        Authorized Signature of
Subscriber                                     Additional Subscriber

----------------------------------             ---------------------------------


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